UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2021

HYLIION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38823	82-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1202 BMC Drive, Suite 100 Cedar Park, TX 78613
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (833) 495-4466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders of Hyliion Holdings Corp. (“Hyliion” or the “Company”) was held on June 8, 2021. At the Annual Meeting:

•Stockholders elected the two nominees recommended by the Company’s board of directors to serve as Class I directors of the Company until the 2024 annual meeting of stockholders or until their respective successors are elected and qualified; and

•Stockholders ratified the selection of Grant Thornton LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

Set forth below, with respect to each such matter, are the number of votes cast for or against/withhold, the number of abstentions and the number of broker non-votes.

Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Vincent T. Cubbage	78,712,013	4,827,466	21,979,527
Thomas Healy	81,188,679	2,350,800	21,979,527

Ratification of the Auditor

For	Against	Abstain
104,927,373	452,923	138,710

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.
	By:	/s/ Thomas Healy
Date: June 14, 2021		Thomas Healy
Chief Executive Officer